                                                                    EXHIBIT (12)

                           CONSUMERS POWER COMPANY
          Ratio of Earnings to Fixed Charges and Preferred Dividends
                            (Millions of Dollars)




                                                               Twelve Months
                                                                       Ended                    Years Ended December 31
                                                               June 30, 1995        1994       1993       1992     1991      1990
                                                              ---------------       ----       ----       ----     ----      ----
                                                                                                           (b)    (c)(d)      (e)

Earnings as defined (a)
Net Income (Loss) after
  dividends on preferred stock                                        $ 207        $ 202      $ 187      $(255)   $(245)    $(393)
Income taxes (benefits)                                                 115          107         91       (127)     (75)      190
Exclude equity basis subsidiaries                                       (32)         (16)        (6)        12        2        -
Fixed charges as defined, adjusted to
  exclude capitalized interest of $1,
  $1, $1, $1, $1, and $36 million and
  preferred stock dividend tax effect
  of $15, $13, $6, $6, $5, and $6 for
  the twelve months ended June 30, 1995
  and for the years ended December 31,
  1994, 1993, 1992, 1991 and 1990,
  respectively                                                          197          186        195        189      338       290
                                                              -------------------------------------------------------------------
Earnings as defined                                                   $ 487        $ 479      $ 467      $(181)   $  20     $  87
                                                              ===================================================================

Fixed charges as defined (a)
Interest on long-term debt                                            $ 139        $ 136      $ 152      $ 150    $ 249     $ 268
Estimated interest portion of lease rental                               10           10         11         14       16        16
Other interest charges                                                   21           17         22         15       64        31
Preferred stock dividend requirement                                     43           37         17         17       15        17
                                                              -------------------------------------------------------------------
Fixed charges as defined                                              $ 213        $ 200      $ 202      $ 196    $ 344     $ 332
                                                              ===================================================================
Ratio of earnings to fixed charges
  and preferred dividends                                              2.29         2.40       2.31         -        -         -
                                                              ===================================================================



NOTES:
(a) Earnings and fixed charges and preferred dividends as defined in instructions for Item 503 of Regulation S-K.

(b) For the year ended December 31, 1992, fixed charges and preferred dividends exceeded earnings by $377 million. Earnings as defined include a $520 million pre-tax loss on the settlement of cost recovery issues relating to power purchases from the MCV Partnership partially offset by $(15) million for potential customer refunds and other reserves related to 1992 but recorded in 1991. The ratio of earnings to fixed charges and preferred dividends would have been 1.65 excluding these amounts.

(c)     Excludes an extraordinary after-tax loss of $14 million.

(d) For the year ended December 31, 1991, fixed charges and preferred dividends exceeded earnings by $324 million. Earnings as defined include $398 million of pre-tax write-downs and reserve amounts related to the abandoned Midland project and $44 million for potential customer refunds and other reserves recorded in 1991 but related to 1992 and 1990. The ratio of earnings to fixed charges and preferred dividends would have been 1.34 excluding these amounts.

(e) For the year ended December 31, 1990, fixed charges and preferred dividends exceeded earnings by $245 million. Earnings as defined include $716 million of pre-tax write-downs and reserve amounts related to the abandoned Midland project and $(29) million for potential customer refunds and other reserves related to 1990 but recorded in 1991. The ratio of earnings to fixed charges and preferred dividends would have been 2.33 excluding these amounts.

                                                                    EXHIBIT (12)


                           CONSUMERS POWER COMPANY
                      Ratio of Earnings to Fixed Charges
                            (Millions of Dollars)


                                                               Twelve Months
                                                                       Ended                    Years Ended December 31
                                                               June 30, 1995       1994        1993       1992      1991      1990
                                                               -------------       ----        ----       ----      ----      ----
                                                                                                           (b)     (c)(d)      (e)
Earnings as defined (a)
Net Income (Loss)                                                    $ 235        $ 226       $ 198      $(244)    $(235)    $(382)
Income taxes (benefits)                                                115          107          91       (127)      (75)      190
Exclude equity basis subsidiaries                                      (32)         (16)         (6)        12         2        -
Fixed charges as defined, adjusted to
  exclude capitalized interest of $1,
  $1, $1, $1, $1, and $36 million for
  the twelve months ended June 30, 1995
  and for the years ended December 31,
  1994, 1993, 1992, 1991 and 1990,
  respectively                                                         169          162         184        178       328       279
                                                               -------------------------------------------------------------------
Earnings as defined                                                  $ 487        $ 479       $ 467      $(181)    $  20     $  87
                                                               ===================================================================

Fixed charges as defined (a)
Interest on long-term debt                                           $ 139        $ 136       $ 152      $ 150     $ 249     $ 268
Estimated interest portion of lease rental                              10           10          11         14        16        16
Other interest charges                                                  21           17          22         15        64        31
                                                               -------------------------------------------------------------------
Fixed charges as defined                                             $ 170        $ 163       $ 185      $ 179     $ 329     $ 315
                                                               ===================================================================
Ratio of earnings to fixed charges                                    2.86         2.94        2.52          -        -         -
                                                               ===================================================================


NOTES:

(a) Earnings and fixed charges as defined instructions for Item 503 of Regulation S-K.

(b) For the year ended December 31, 1992, fixed charges exceeded earnings by $360 million. Earnings as defined include a $520 million pre-tax loss on the settlement of cost recovery issues relating to power purchases from the MCV Partnership partially offset by $(15) million for potential customer refunds and other reserves related to 1992 but recorded in 1991. The ratio of earnings to fixed charges would have been 1.81 excluding these amounts.

(c)     Excludes an extraordinary after-tax loss of $14 million.

(d) For the year ended December 31, 1991, fixed charges exceeded earnings by $309 million. Earnings as defined include $398 million of pre-tax write-downs and reserve amounts related to the abandoned Midland project and $44 million for potential customer refunds and other reserves recorded in 1991 but related to 1992 and 1990. The ratio of earnings to fixed charges would have been 1.40 excluding these amounts.

(e) For the year ended December 31, 1990, fixed charges exceeded earnings by $228 million. Earnings as defined include $716 million of pre-tax write-downs and reserve amounts related to the abandoned Midland project and $(29) million for potential customer refunds and other reserves related to 1990 but recorded in 1991. The ratio of earnings to fixed charges would have 2.46 excluding these amounts.